SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2016 (March 2, 2016)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, Neuralstem, Inc. (the “Company”) entered into a general release and waiver of claims agreement (“General Release”) with I. Richard Garr in connection with his resignation as the Company’s chief executive officer. Mr. Garr’s employment agreement previously required the Company to pay Mr. Garr, upon termination of employment and as severance, (i) a one-time payment of $1,000,000 and (ii) the vesting of all outstanding, but unvested awards and grants. Pursuant to the General Release, the terms of Mr. Garr’s severance were amended as follows: (i) Mr. Garr will continue to earn his current monthly salary until March 2017, (ii) Mr. Garr will receive payments in the amount of $177,000 to be paid on June 1, 2016, January 1, 2017 and March 1, 2017, (iii) Mr. Garr will continue to receive healthcare benefits until March 2017, and (iv) the immediate vesting of any previously outstanding but unvested equity awards (collectively, the “Severance”). As consideration for the Severance, Mr. Garr releases the Company from any and all causes of action, rights or claims in any way connected to his employment with the Company. The foregoing summary of the General Release is qualified in its entirety by the terms of the General Release attached to this report as Exhibit 10.01.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
10.01	General Release and Waiver of Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2016	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

          INDEX OF EXHIBITS

Exhibit No.	Description
10.01	General Release and Waiver of Claims